EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2025, which includes an explanatory paragraph regarding Catheter Precision, Inc.’s ability to continue as a going concern, relating to the consolidated financial statements of Catheter Precision, Inc. (the “Company”) as of and for the fiscal years ended December 31, 2024 and 2023, appearing in the Company’s Form 10-K filed on March 31, 2025.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

June 26, 2025